Exhibit 10.42
AMENDMENT AND RENEWAL OF SEVERANCE AGREEMENT
THIS AMENDMENT AND RENEWAL OF SEVERANCE AGREEMENT between Hancock Fabrics, Inc., a Delaware corporation (the “Corporation”), and                                          (the “Executive”), dated as of the 16th day of March, 2005.
WITNESSETH:
     WHEREAS, the Corporation has entered into a Severance Agreement with the Executive dated May 4, 2002 which has subsequently been amended (as so amended, the “Severance Agreement”); and
     WHEREAS, the Severance Agreement will expire on May 4, 2005; and
     WHEREAS, the Corporation, for the reasons recited in the Severance Agreement, wishes to renew the Severance Agreement for a period of three years, until May 4, 2008 (“the Expiration Date”), and to automatically renew the Severance Agreement for an additional three year period on the Expiration Date and each subsequent expiration unless the Incumbent Board elects to cancel the agreement as of the next Expiration Date.
     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed, all as of the day and the year first above written.

“Executive” HANCOCK FABRICS, INC.
By:
Its